UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 9, 2009, Nortel Networks Corporation (“Nortel”) announced that following discussions with the Staff of the U.S. Securities and Exchange Commission (SEC), Nortel and Nortel Networks Limited’s (“NNL”) periodic reports, beginning with the reports for the quarter ended September 30, 2009 (Q3 Form 10-Qs), will no longer present combined financial statements of the Europe, Middle East and Africa (EMEA) subsidiaries which have filed for creditor protection as well as those entities they control (collectively, the Equity Investee) in its consolidated financial statements. Instead, Nortel and NNL will present the financial statements for the Equity Investee under the equity method of accounting from the date of filing for creditor protection. This change in presentation is not expected to affect the reported amount of net earnings (loss), but will affect the financial statement presentation as the financial position and results of operations of the Equity Investee will be presented net on a single line in the balance sheet and statement of operations, respectively.

As a result of the incremental work necessary to reflect this change in financial statement presentation and management’s discussion and analysis, the Company and NNL filed a Form 12b-25 today with the SEC for an extension to the prescribed filing deadline for the Q3 Form 10-Qs. Thus, Nortel and NNL plan to file their Q3 Form 10-Qs and corresponding Canadian filings by November 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/S/ ANNA VENTRESCA
Anna Ventresca
General Counsel-Corporate
and Corporate Secretary

By:	/S/ GRACE K. MCDONALD
Grace K. McDonald
Assistant Secretary

Dated: November 9, 2009

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